Exhibit 4


Not Valid Unless Countersigned by Transfer Agent
Incorporated under the Laws of the State of Delaware

Authorized Common Stock:  80,000,000 shares
Par Value:  $0.0001

Number                     Yacht Finders, Inc.             Shares
                                                           Cusip No. U98424 10 1
                                                           Reg S
This Certifies that

Is The Record Holder Of _____________________________________________ Shares of
Yacht Finders, Inc. Common Stock transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness this facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:                                         /s/ Geoffrey Greenwood
                                               President


                               Yacht Finders, Inc.
                                    Corporate
                                      Seal
                                    Delaware

Countersigned: Lori Livingston
Transfer Online, Inc.
317 SW Alder, 2nd Floor, Portland, OR 97204

NOTICE: Signature must be guaranteed by a firm which is a member of a registered national stock exchange, or by a bank (other that a savings bank), or a trust company. The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM - as tenants in common               UNIF GIFT MIN ACT - Custodian
TEN ENT - as tenants by the entireties         (Cust)           (Minor)
JT TEN  - as joint tenants with right of     Under Uniform Gifts to Minors
          survivorship and not as tenants    Act ________________
          in common                                 (State)

    Additional abbreviations may also be used though not in the above list.

For Value Received, _____________ hereby sell, assign and transfer unto


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Please insert social security or other
Identifying number of assignee

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Please print or typewrite name and address, including zip code of assignee,

__________________________________ Shares Of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint _________________________________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________

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Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever

The shares of stock represented by this
certificate have not Been registered under the Securities Act of 1933, as Amended and may not be sold or otherwise transferred
Unless a compliance with the registration provisions of such Act has been made or unless availability of an exemption from such registration provision has been established or Unless sold pursuant to Rule 144 under the Securities Act Of 1933* /to the satisfaction of the issuer of the stock, in its Sole discretion, which may require a written opinion of legal Counsel satisfactory to the issuer of the stock/ /that removal Of this restrictive legend is in all manner proper and in Compliance with the requirements of the Act/*/.